Exhibit 99.6

NOMINEE HOLDER CERTIFICATION

8,703,330 UNITS OF
MERCANTILE BANCORP, INC.
ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights (the “Subscription Rights”) to purchase units consisting of one share of common stock and one warrant to purchase one share of common stock pursuant to the rights offering described in the Company’s prospectus, dated [ • ], 2010, hereby certifies to the Company and to Illinois Stock Transfer Co., as Subscription Agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Subscription Rights specified below on behalf of beneficial owners of the Subscription Rights:

		Number Units Subscribed	Number of Units Subscribed
	Number of Shares Owned on	for Pursuant to Basic	for Pursuant to
	[ • ], 2010	Subscription Privilege	Over-Subscription Privilege

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Provide the following information if applicable:

Depository Trust Company (“DTC”) Participant Number

DTC Participant Name

DTC Basic Subscription Confirmation Number(s)

Name and Address of Nominee Holder

By:
Name:
Title:

Dated:

Name of Bank, Broker, Trustee, Depository or Other Nominee

By:
Authorized Signature

Name:
(Please Type or Print)